Exhibit 5.1

January 28, 2025

VerifyMe, Inc.

801 International Parkway, Fifth Floor

Lake Mary, FL 32746

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to VerifyMe, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Securities Act, of up to $40,000,000 in the aggregate amount of any combination of the following:

(i)	shares of common stock, par value $0.001 per share, of the Company (“Common Stock”);

(ii)	shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), which may be issued in one or more series;

(iii)	warrants to purchase Common Stock, Preferred Stock or other securities of the Company (“Warrants”);

(iv)	purchase contracts of the Company (“Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from the holders, Common Stock, Preferred Stock or other securities at a future date or dates;

(v)	rights to purchase Common Stock, Preferred Stock or other securities (the “Rights”); and

(vi)	units comprised of one or more of the securities described above in any combination (the “Units”).

The Common Stock, Preferred Stock, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the “Securities.”

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152

rochester, ny  •  buffalo, ny  •  albany, ny  •  corning, ny  •  new york, ny

VerifyMe, Inc.

January 28, 2025

As such counsel, and for purposes of our opinion set forth below, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that, (a) at the time the Securities are issued the Company will be validly existing and in good standing and (b) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Warrant, Purchase Contract, Right or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s certificate of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization and (c) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and, if applicable, (d) certificates representing such Securities have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise;

•	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Secretary of State of the State of Nevada of a certificate of amendment to the Charter providing for the issuance of a series of Preferred Stock in accordance with the Charter and applicable law; and

VerifyMe, Inc.

January 28, 2025

•	with respect to Warrants, Purchase Contracts, Rights or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued; (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law; (c) any such Securities and any such agreements will be governed by New York law and will not include any provision that is unenforceable; and (d) any Securities issuable upon conversion, exchange, redemption or exercise of such Warrants, Purchase Contracts, Rights or Units being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Purchase Contracts, such Purchase Contracts will be valid and binding obligations of the Company.

5.	Upon the Future Authorization and Issuance of Rights, such Rights will be valid and binding obligations of the Company.

6.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York, and the applicable provisions of the Nevada Revised Statutes as currently in effect.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

VerifyMe, Inc.

January 28, 2025

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP